FSIC II 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FSIC II Commitments to Direct Originations Top $550 Million for Q1 2014

PHILADELPHIA, PA, May 5, 2014 – FS Investment Corporation II (FSIC II), a business development company (BDC) focused primarily on investing in the debt securities of private U.S. companies, announced today that it committed over $550 million to directly originated investments in middle market companies during the first quarter of 2014.

In the first quarter, FSIC II made direct investments in the senior secured loans, senior secured bonds and equity of seven portfolio companies, including the following:

•	$163 million commitment to AP Exhaust Products, Inc., a vertically integrated manufacturer and distributor of aftermarket emission and exhaust products for a broad array of vehicular and industrial applications, and a portfolio company of Audax Group. FSIC II’s commitment included a $155 million senior secured first lien term loan and an $8 million equity co-investment;

•	$122 million commitment to New Star Metals, Inc., a leading provider of steel processing, building products and supply chain management services, and a portfolio company of Insight Equity. FSIC II’s commitment included a $120 million senior secured first lien term loan and a $2 million equity co-investment; and

•	$100 million commitment to Audio Visual Services Corporation, a third-party provider for event technology services to the hotel, conference and event industry in North America and Europe, and a portfolio company of Kelso & Company. FSIC II’s commitment included a $90 million senior secured second lien term loan and a $10 million equity co-investment.

“With these seven new proprietary investments, FSIC II’s portfolio continues to mature,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC II. “We believe our direct origination capability distinguishes our funds and drives value for investors.”

About FS Investment Corporation II

FSIC II is a publicly registered, non-traded BDC sponsored by Franklin Square Capital Partners (“Franklin Square”). FSIC II focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC II is managed by FSIC II Advisor, LLC and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $66.0 billion in assets under management as of March 31, 2014, is the credit platform of Blackstone. For more information, please visit www.franklinsquare.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm currently manages approximately $10.3 billion in assets as of December 31, 2013.

Franklin Square distributes its funds through its affiliated broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of FSIC II. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC II makes with the Securities and Exchange Commission. FSIC II does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

##